Exhibit 99.1

April 28, 2016

Navidea Biopharmaceuticals, Inc.

5600 Blazer Parkway, Suite 200

Dublin, OH 43017-1367

Attention: CFO

Tel: 614-973-7474

Fax: 614-793-7522

E-mail: blarson@navidea.com

E-mail in care of: bjohnson@navidea.com

Kevin W. Waite

Moomjian, Waite & Coleman, LLP

800 Third Avenue, 17th Floor

New York, NY 10022

Email: kwaite@mwcllp.com

Phone: 516-937-5900 ext. 48

Re: Term Loan Agreement

Dear Brent:

Reference is made to (i) that certain Term Loan Agreement, dated as of May 8, 2015, as conditionally amended by that certain Amendment 1 to Term Loan Agreement, dated as of December 23, 2015 (as so amended, the “Loan Agreement”), by and among Navidea Biopharmaceuticals, Inc. (the “Company”), the subsidiary guarantors from time to time party thereto and the lenders from time to time party thereto (each a “Lender” and collectively the “Lenders”); (ii) that certain letter from the Lenders to the Company, dated as of April 7, 2016 (the “April 7 Letter”), attached hereto as Annex A, giving the Company notice of the Events of Default under the Loan Agreement, as described in such April 7 Letter; and (iii) that certain letter from the Lenders to the Company, dated as of April 22, 2016 (the “April 22 Letter”), attached hereto as Annex B, giving the Company notice of additional Events of Default under the Loan Agreement and requesting the delivery of information from the Company, as described in such April 22 Letter. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

Pursuant to the Loan Agreement, following the occurrence of an Event of Default, the Lenders may terminate the Commitments and declare all Obligations outstanding under the Loan Agreement to be immediately due and payable. The Company is in breach of the Loan Agreement due to the occurrence and continuation of Events of Default, as described in the April 7 Letter and the April 22 Letter. In the April 22 Letter, we informed you that if we did not receive the information requested in such letter or have an appropriate dialogue to try to resolve all open issues and Defaults on or before April 27, 2016, we would exercise our remedies under the Loan Agreement.

Navidea Biopharmaceuticals, Inc.

April 28, 2016

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The Lenders hereby inform you that today we have commenced exercising our remedies, including and without limitation, with respect to cash collateral, as permitted under the Loan Agreement and to the full extent of the law. Accordingly, today we have delivered notices to exercise control of the accounts under each of (i) that certain Blocked Account Control Agreement dated as of May 15, 2015, by and among the Company, Capital Royalty Partners II L.P., as control agent, and U.S. Bank National Association, and (ii) that certain Pledge Collateral Account Control Agreement dated as of May 15, 2015, by and among the Company, Capital Royalty Partners II L.P., as creditor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated. We remain open to allowing the Company to access this collateral pursuant to terms to be discussed and as may be agreed between the Company and the Lenders.

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Navidea Biopharmaceuticals, Inc.

April 28, 2016

Page Three

Respectfully,

CAPITAL ROYALTY PARTNERS II L.P.,
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By	/s/ Andrei Dorenbaum
Name: Andrei Dorenbaum
Title: Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.,
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PRALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By	/s/ Andrei Dorenbaum
Name: Andrei Dorenbaum
Title: Authorized Signatory

CRG ISSUER 2015-1
By CRG SERVICING LLC, as Administrator

By	/s/ Andrei Dorenbaum
Name: Andrei Dorenbaum
Title: Authorized Signatory

cc:	Brandon Landas, BDO USA
Rick Gonzalez, Navidea Biopharmaceuticals, Inc.
Mark Greene, Navidea Biopharmaceuticals, Inc.
Eric Rowinsky, Navidea Biopharmaceuticals, Inc.
Tony Fiorino, Navidea Biopharmaceuticals, Inc.
Michael Goldberg, Navidea Biopharmaceuticals, Inc.
Gordon Troup, Navidea Biopharmaceuticals, Inc.

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